Consent of Independent Auditors



We consent to the reference to our firm under the captions Financial Statements in the Prospectuses in Part A and in Part B and to the use of our report dated October28, 1999 on the statement of net assets of Principal Partners Aggressive Growth Fund, Inc. and to the incorporation by reference in Part B of our report dated November25, 1998 on the financial statements and financial highlights of Principal Balanced Fund, Inc., Principal Blue Chip Fund, Inc., Principal Bond Fund, Inc., Principal Capital Value Fund, Inc., Principal Cash Management Fund, Inc., Principal Government Securities Fund, Inc., Principal Growth Fund, Inc., Principal High Yield Fund, Inc., Principal International Emerging Markets Fund, Inc., Principal International Fund, Inc., Principal International SmallCap Fund, Inc., Principal Limited Term Bond Fund, Inc., Principal MidCap Fund, Inc., Principal Real Estate Fund, Inc., Principal SmallCap Fund, Inc., Principal
Tax-Exempt Bond Fund, Inc., and Principal Utilities Fund, Inc. in this Pre-Effective Amendment No. 1 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 333-86149) and related prospectus of Principal Partners Aggressive Growth Fund, Inc.


/s/ Ernest & Young LLP

Des Moines, Iowa
October 28, 1999